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                            LA QUINTA INNS, INC.

               AMENDED AND RESTATED ARTICLES OF INCORPORATION

                            --------------------

                                 ARTICLE ONE

     LA QUINTA INNS, INC., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Amended and Restated Articles of Incorporation which accurately copy the Articles of Incorporation, as previously restated, and all amendments thereto that are in effect to date and as further amended by such Amended and Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE TWO

     The Articles of Incorporation of the Corporation, as previously restated, are amended by these Amended and Restated Articles of Incorporation as follows:

                                   ARTICLE I.

     The name of the corporation is LA QUINTA INNS, INC.

                                   ARTICLE II.

     The following amendment to the Articles of Incorporation, as previously restated, adopted by the shareholders of the corporation on May 22, 1997, increases the number of authorized shares of Common Stock, par value $.10 per share, of the Corporation from 100 million shares to 200 million shares. The amendment alters or changes "Article Four" of the original and amended Articles of Incorporation, as previously restated, and the full text of each provision altered is as follows:

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                                "ARTICLE FOUR

     The aggregate number of shares of Common Stock which the Corporation has authority to issue is Two Hundred Million (200,000,000) of a par value of Ten Cents ($.10) per share."

                                  ARTICLE THREE

     Each such amendment made by these Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Amended and Restated Articles of Incorporation and each such amendment made by the Amended and Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on the 22nd day of May, 1997.

                                  ARTICLE FOUR

     The number of shares outstanding was 77,615,694; the number of shares entitled to vote on the foregoing amendment effected by these Amended and Restated Articles of Incorporation was 77,609,690; the number of shares voted for such amendment set forth in these Amended and Restated Articles was 65,425,790; and the number of shares voted against such amendment set forth in these Amended and Restated Articles was 4,002,481.

                                  ARTICLE FIVE

     The Articles of Incorporation, as previously restated, and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Articles of Incorporation which accurately copy the entire text thereof and as hereby amended as above set forth:

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              AMENDED AND RESTATED ARTICLES OF INCORPORATION
                           LA QUINTA INNS, INC.

                               ARTICLE ONE

     The name of the corporation is LA QUINTA INNS, INC.

                               ARTICLE TWO

     The period of its duration is perpetual.

                              ARTICLE THREE

     The purposes for which the corporation is organized are:

     1. To own and/or operate and/or manage motor inn, hotel and restaurant businesses and/or chains thereof; to acquire, hold, and dispose of interests therein; to establish, maintain and operate services of any kind incident thereto and to acquire real property subject to Part Four of the Texas Miscellaneous Corporation Laws Act;

     2. To engage in any lawful act or activity for which corporations may be organized under the Texas Business Corporation Act; and

     3.   To enter into partnerships as a general and/or limited partner.

                                ARTICLE FOUR

     The aggregate number of shares of Common Stock which the Corporation has authority to issue is Two Hundred Million (200,000,000) of a par value of Ten Cents ($.10) per share.

                                ARTICLE FIVE

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                 ARTICLE SIX

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     The street address of the registered office of the Corporation is WESTON
CENTRE, 112 EAST PECAN, P.O. BOX 2636, SAN ANTONIO, TEXAS 78299-2636, and the name of its registered agent at that address is JOHN F. SCHMUTZ.

                                  ARTICLE SEVEN

     The number of Directors then constituting the Board of Directors is six
(6), and the names and addresses of the persons who serve as Directors until the annual meeting of shareholders, or until their successors are elected and qualified are:

     NAME                          ADDRESS
     ----                          --------

DR. WILLIAM H. CUNNINGHAM          THE UNIVERSITY OF TEXAS SYSTEMS
                                   601 COLORADO STREET
                                   O. HENRY HALL
                                   AUSTIN, TEXAS 78701

GARY L. MEAD                       LA QUINTA INNS, INC.
                                   WESTON CENTRE
                                   112 EAST PECAN
                                   P.O. BOX 2636
                                   SAN ANTONIO, TEXAS 78299-2636

WILLIAM J. RAZZOUK                 5915 RIVER OAKS ROAD
                                   MEMPHIS, TENNESSEE 38120

PETER STERLING                     SID R. BASS, INC.
                                    & LEE M. BASS, INC.
                                   201 MAIN STREET, SUITE 3200
                                   FORT WORTH, TEXAS 76102

KENNETH T. STEVENS                 BANC ONE RETAIL GROUP
                                   1111 POLARIS PARKWAY
                                   P. O. BOX 710245
                                   COLUMBUS, OHIO 43271-0245



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     NAME                          ADDRESS
     ----                          -------

THOMAS M. TAYLOR                   THOMAS M. TAYLOR & CO.
                                   201 MAIN STREET, SUITE 3200
                                   FORT WORTH, TEXAS 76102

                                  ARTICLE EIGHT

     [The text of Article Eight has been omitted pursuant to Article 4.07C(2) of the Texas Business Corporation Act.]

                                  ARTICLE NINE
     Directors shall be elected by majority vote. Cumulative voting shall not be permitted. No holder of shares of the Corporation of any class, now or hereafter authorized, including shares previously issued, shall as such holder have any pre-emptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

                                   ARTICLE TEN

     The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation.

                                 ARTICLE ELEVEN

     Any director or officer or former director or officer of the Corporation who is a party or is threatened to be made a party to any threatened, pending or completed action, whether civil, criminal, administrative, or investigative, by reason of being or having been a director or officer, except in actions which he shall be adjudged liable for negligence or misconduct in performance of duty, shall be indemnified by the Corporation for all expenses actually and necessarily incurred by him in connection with the defense of said action.

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                                 ARTICLE TWELVE

     No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for:

     (1) a breach of director's duty of loyalty to the Corporation or its shareholders or members;

     (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

     (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

     (4) an act or omission for which the liability of a director is expressly provided for by statute; or

     (5) an act related to an unlawful stock repurchase or payment of a dividend.

Dated: May 23, 1997                              LA QUINTA INNS, INC.



                                                 By: /s/ John F. Schmutz
                                                     -------------------
                                                     John F. Schmutz
                                                     Vice President-General
                                                       Counsel and Secretary

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